SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	January 21, 2006
Strategic Hotel Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 23, 2006, Strategic Hotel Capital, Inc. (the “Company”) announced that SHC Washington, L.L.C., a wholly owned subsidiary of Strategic Hotel Funding, L.L.C., the operating partnership of the Company, entered into a Purchase and Sale Agreement on January 21, 2006 (the “Agreement”) to acquire the Four Seasons Hotel, Washington D.C. from Georgetown Plaza Associates LLC, an affiliate of the Louis Dreyfus Property Group, for a purchase price of $168.9 million (the “Acquisition”). The Acquisition, which is expected to close during the first quarter of 2006, remains subject to customary closing conditions.

The foregoing description is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 which the Company intends to file in March 2006.

Item 7.01	Regulation FD Disclosure.

A copy of the press release relating to the Acquisition is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure. A copy of the press release relating to the Company’s full year 2005 guidance and preliminary earnings guidance for 2006 is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended by the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the failure of closing conditions to be satisfied; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

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Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.

In connection with their regularly-scheduled executive meetings of non-management directors, the Commentary to Section 303A.03 of the New York Stock Exchange ("NYSE") Listed Company Manual requires NYSE-listed companies to disclose in their annual proxy statements either the name of the non-management director who is chosen to preside at such meetings, or, if the same individual is not the presiding director at every meeting, the procedure by which a presiding director is selected for each meeting. The Company inadvertently omitted this information from its proxy statement, dated April 11, 2005, in connection with its 2005 Annual Meeting of Stockholders, and such information is set forth below in this Current Report. Pursuant to Section VIII of the Company's Corporate Governance Guidelines, a copy of which is and has been available on the Company's website, the non-management directors shall designate the director who will preside at the executive sessions.

In addition, Section 303A.09 of the NYSE Listed Company Manual requires NYSE-listed companies to disclose in their annual proxy statements that their corporate governance guidelines are available on their website.  The Company inadvertently omitted this information from its proxy statement, dated April 11, 2005, in connection with its 2005 Annual Meeting of Stockholders, and has addressed this by including the omitted information in this Current Report.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 23, 2006
99.2	Press Release dated January 23, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

January 23, 2006	By:	/s/ Monte J. Huber
	Name:	Monte J. Huber
	Title:	Vice President, Controller and Treasurer

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